Exhibit 99(g)(i)

LETTER AMENDMENT

May 15, 2015

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn: Vice President, Custody

Dear Sir or Madam:

On behalf of Lord Abbett Municipal Income Fund, Inc. (the “Company”), Lord, Abbett & Co. LLC (“Lord Abbett”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This letter is to notify State Street that on February 13, 2015 the Company’s officers executed Articles Supplementary to the Articles of Incorporation to add Lord Abbett Short Duration High Yield Municipal Bond Fund (the “Portfolio”), as a series of the Company effective February 20, 2015. It is the Company’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Company requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each Portfolio that participates in the Agreement as of the close of business on May 15, 2015.

It is currently anticipated that the registration statement for the Portfolio will become effective on May 15, 2015. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of:

Lord Abbett Municipal Income Fund, Inc.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

/s/ Gunjan Kedia, Executive Vice President
Gunjan Kedia, Executive Vice President
State Street Bank and Trust Company

Enclosure

EXHIBIT A

Amended as of May 15, 20151

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland

Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland

Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland

Lord Abbett Equity Trust	Statutory Trust	Delaware

Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Fund Value Fund

Lord Abbett Global Fund, Inc.	Corporation	Maryland

Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust	Statutory Trust	Delaware

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland

Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.	Corporation	Maryland

1 As amended on May 15, 2015 to reflect the addition of Lord Abbett Short Duration High Yield Municipal Bond Fund, a series of Lord Abbett Municipal Income Fund, Inc.

A-1

Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust	Statutory Trust	Delaware

Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.	Corporation	Maryland

Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored	Corporation	Maryland
Enterprises Money Market Fund, Inc.
A-2